CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of RBC Funds Trust of our reports dated November 20, 2025, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in RBC Funds Trust’s Certified Shareholder Reports on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
January 28, 2026

Appendix A

RBC SMID Cap Growth Fund

RBC BlueBay Access Capital Community Investment Fund

RBC BlueBay US Government Money Market Fund

RBC BlueBay Emerging Market Debt Fund

RBC BlueBay Core Plus Bond Fund

RBC BlueBay High Yield Bond Fund

RBC BlueBay Strategic Income Fund

RBC BlueBay Impact Bond Fund

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